UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2013
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01     Regulation FD Disclosure.

On January 14, 2013, Coldwater Creek Inc. (the “Company”) issued a press release entitled "Coldwater Creek Announces Participation in The 15th Annual ICR XChange Conference and Updates Fourth Quarter Fiscal 2012 Outlook," a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release of the Company dated January 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: January 14, 2013

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of the Company dated January 14, 2013.

Exhibit 99.1

Coldwater Creek Announces Participation in
The 15th Annual ICR XChange Conference and Updates Fourth Quarter Fiscal 2012 Outlook

Sandpoint, Idaho, January 14, 2013 -- Coldwater Creek Inc. (Nasdaq: CWTR) announced today that the Company will be presenting at The 15th Annual ICR XChange Conference held at The Fontainebleau Miami Beach in Miami Beach, Florida, on Wednesday, January 16, 2013 at 1:35 p.m. Eastern Standard Time. Jill Dean, President and Chief Executive Officer, and Jim Bell, Executive Vice President, Chief Operating Officer and Chief Financial Officer, will host the presentation.

The audio portion of the presentation will be webcast live on the Investor Relations section of the Company's Web site at www.coldwatercreek.com.

The Company also announced today that it now expects to report comparable premium store sales that are essentially flat to the prior year and a loss per share of $0.70-$0.85 for the fourth quarter of fiscal 2012. This guidance continues to exclude the impact of the change in the fair value of the derivative liability and any costs associated with the CEO transition and compares to its previous guidance of a loss of $0.55-$0.65. Costs associated with the CEO transition, which occurred during the fourth quarter, are expected to be approximately $2.1 million, or $0.07 per share. The Company's updated guidance compares to a net loss per share of $0.42 in the fiscal fourth quarter of 2011, which included a $0.39 benefit related to gift card breakage income and an $0.08 non-cash impairment charge related to underperforming stores.

“We experienced strong sales during peak holiday selling periods, highlighted by record Black Friday/Cyber Monday weekend performance, and favorable overall customer response to our holiday collections. However, our holiday results were negatively impacted by weak traffic in both early November and early December. In response to what we believe are largely macro-economic issues impacting our customers' shopping behavior, we were more promotional than we originally anticipated, lowering our margins, but enabling us to move through our holiday inventory. As a result, we now expect to end the quarter with total inventory down in the mid-to high-single digits,” said Jill Dean, President and Chief Executive Officer. “As we move into fiscal 2013, we are confident that we have the right initiatives in place to build upon the foundation we established in 2012, which we believe will allow us to generate further improvements in our financial performance.”

The Company plans to report operating results for the fourth quarter and fiscal 2012 year on March 13, 2013.

About Coldwater Creek

Coldwater Creek is a leading specialty retailer committed to being the fashion informed style advocate for the 50 year old woman. The Company was founded in 1984 in Sandpoint, Idaho, and sells its merchandise through premium retail stores across the country, online, and through its mobile applications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements about the effect of our strategic initiatives on our future financial results and, with respect to the fourth quarter of fiscal 2012, expectations about comparable premium stores sales, costs associated with the CEO transition, net loss per share, and inventory. These statements are based on management's current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect. As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•
the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as significant weather events, current macroeconomic conditions, high unemployment, continuing heavy promotional activity in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell merchandise at lower than expected margins, or at a loss;

•	potential inability to attract and retain key personnel;

•	our new design aesthetic may take longer to implement than expected or may not resonate with our customers;

•	difficulties in forecasting consumer demand for our merchandise as a result of changing fashion trends and consumer preferences;

•	changing business and economic conditions resulting in our inability to realize our sales and earnings expectations;

•	our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales, which may result in impairment charges;

•	our potential inability to maintain compliance with debt covenants;

•
delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the possibility our vendors may not extend us credit on acceptable terms, and the potential inability of our vendors to finance production of the goods we order or meet our production needs due to raw material or labor shortages;

•	our foreign sourcing strategy may not lead to reduction of our sourcing costs or improvement in our margins;

•	increasing competition from discount retailers, department stores, and companies that have introduced concepts or products similar to ours;

•	marketing initiatives may not be successful in improving the breadth of our customer base, or increasing traffic in the near term, or at all;

•	difficulties encountered in anticipating and managing customer returns and the possibility that customer returns may be greater than expected;

•
the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•	unexpected costs or problems associated with our efforts to manage the complexities of our multi-channel business model, including our efforts to maintain our information systems;

•	our revolving line of credit may not be fully available due to borrowing base and other limitations;

•	the benefits expected from our merchandising and design initiatives may not be achieved or may take longer to achieve than we expect;

•
the actual number and timing of planned store closures depends on a number of factors that cannot be predicted, including among other things the future performance of our individual stores and negotiations with our landlords;

and such other factors as are discussed in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.

Contact:

Lyn Walther
Divisional Vice President, Investor Relations
208-265-7005